EXHIBIT D.(II)

AMENDMENT TO
INVESTMENT MANAGEMENT AGREEMENT

Effective November 1, 2008

     Pursuant to the Investment Management Agreement between Hartford Investment Financial Services, LLC, (“HIFSCO”) and The Hartford Mutual Funds II, Inc. dated February 19, 2002, (the “Agreement”), is hereby amended as follows:

      In Section 7 of the Agreement, the fee schedule for the Portfolios is restated as follows:

Growth Fund
Net Asset Value	Annual Rate
On first $100 million	0.900%
On next $150 million	0.800%
On next $4.75 billion	0.700%
On next $5 billion	0.6975%
Over $10 billion	0.695%

Growth Opportunities Fund

Net Asset Value	Annual Rate
On first $100 million	0.900%
On next $150 million	0.800%
On next $4.75 billion	0.700%
On next $5 billion	0.6975%
Over $10 billion	0.695%

SmallCap Growth Fund

Net Asset Value	Annual Rate
On first $100 million	0.900%
On next $150 million	0.800%
On next $250 million	0.700%
On next $4.5 billion	0.650%
On next $5 billion	0.630%
Over $10 billion	0.620%

Tax-Free Minnesota Fund

Net Asset Value	Annual Rate
On first $500 million	0.500%
On next $4.5 billion	0.450%
On next $5 billion	0.430%
Over $10 billion	0.420%

Tax-Free National Fund

Net Asset Value	Annual Rate
On first $500 million	0.500%
On next $4.5 billion	0.450%
On next $5 billion	0.430%
Over $10 billion	0.420%

U.S. Government Securities Fund

Net Asset Value	Annual Rate
On first $500 million	0.550%
On next $4.5 billion	0.500%
On next $5 billion	0.480%
Over $10 billion	0.470%

Value Opportunities Fund

Net Asset Value	Annual Rate
On first $100 million	0.800%
On next $150 million	0.750%
On next $4.75 billion	0.700%
On next $5 billion	0.6975%
Over $10 billion	0.695%

HARTFORD INVESTMENT FINANCIAL SERVICES, LLC	THE HARTFORD MUTUAL FUNDS II, INC.
By: /s/Robert Arena Robert Arena Manager, Senior Vice President/ Business Line Principal	By: /s/Robert Arena Robert Arena Vice President